Registration No. 333-_________

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             --------------------
                                    Form S-3

                             REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                             --------------------
                      CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
               (Exact name of Registrant as specified in its charter)



               New York                           13-5009340
        (State of incorporation)        (I.R.S. Employer Identification No.)



                               4 Irving Place
                            New York, New York 10003
                              (212) 460-4600
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

          JOAN S. FREILICH               or            PETER A. IRWIN, ESQ.
      Executive Vice President and               Vice President, Legal Services
        Chief Financial Officer

                               4 Irving Place
                            New York, New York 10003
                              (212) 460-4600

                 (Name, address, including zip code, and telephone number,
                         including area code, of agent for service)
                            --------------------
                                    Copy to:

                            Steven R. Loeshelle, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092

                             --------------------

            Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

      If the only securities registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. __

      If this Form is filed to register additional securities for offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _X_ 333-61008

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __


                             --------------------

                         CALCULATION OF REGISTRATION FEE


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

Title of Each Class   Amount to be  Proposed Maximum     Proposed Maximum         Amount of
 of Securities to      Registered       Offering             Aggregate         Registration Fee
  Be Registered                     Price Per Unit      Offering Price


----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

 Debt Securities     $47,000,000       100%                $47,000,000            $4,324
==============================================================================================



                             ______________________

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) and the General Instructions IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-61008) filed by the registrant with the Securities and Exchange Commission on May 16, 2001, declared effective by the Commission on May 24,
2001, are incorporated by reference into, and shall be deemed part of, this registration statement.




                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

        All exhibits filed with or incoporated by reference in Registration Statement No. 333-61008 are incorporated by reference into, and shall be deemed a part of this, registration statement, except for the following, which are filed herewith.

List of Exhibits.

5     -    Opinion and consent of Peter A. Irwin., Esq., Vice President - Legal
           Services of Con Edison of New York.

23.1  -    Consent of PricewaterhouseCoopers LLP.

23.2  -    Opinion and consent of Peter A. Irwin., Esq., Vice President - Legal
           Services of Con Edison of New York  (included as part of Exhibit 5.)

24    -    Power of Attorney

                             ______________________

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 19th day of June, 2002.

            Consolidated Edison Company of New York, Inc.

                         By     Joan S. Freilich
                                Joan S. Freilich
                                Executive Vice President and
                                 Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Name                     Title

Eugene R. McGrath*            Chairman of the Board of Trustees
                              and Chief Executive Officer and
                              Trustee (Principal Executive Officer)
Joan S. Freilich*             Executive Vice President and Chief
                              Financial Officer and Trustee
                             (Principal Financial Officer)
Edward J. Rasmussen*          Vice President and Controller
                             (Principal Accounting Officer)

Vincent A. Calarco*           Trustee
George Campbell, Jr.*         Trustee
Gordon J. Davis*              Trustee
Ellen V. Futter*              Trustee
Sally Hernandez-Pinero*       Trustee
Peter W. Likins*              Trustee
Richard A. Voell*             Trustee
Stephen R. Volk*              Trustee

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* Joan S.  Freilich,  pursuant  to Powers of Attorney  (executed  by each of the officers and Trustees listed above, and filed as Exhibit 24 hereto), by signing her name hereto does hereby sign and execute this Registration Statement on behalf of each of the officers and Trustees named above and indicated as signing above in the capacities in which the name of each appears above.

                                                Joan S. Freilich
June 19, 2002                                   Joan S. Freilich